UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2006

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425

(Address of principal executive offices)         (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On April 27, 2006, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Ceridian Corporation (the “Company”) approved the 2006 executive incentive plans for the Company’s chief executive officer and the next four most highly compensated persons serving as executive officers as of December 31, 2005 (the “Named Executives”).  The 2006 executive incentive plans provide for cash awards to be paid through the Ceridian Corporation’s 2004 Long-Term Stock Incentive Plan, as amended.  The 2006 executive incentive plan components are tied to Company goals and objectives and are individualized based on the executive’s ability to influence and contribute to results.  Each individual 2006 incentive plan contains both financial and non-financial goals described under “Performance Criteria” in the table below.  For each of the Performance Criteria, there is a threshold, target and maximum performance level, which has been approved by the Committee.  All payments under any incentive plan are subject to the discretion of the Committee, whether or not individual 2006 incentive plan components are met.  In determining actual incentive plan payments, the Committee may evaluate extraordinary events (such as acquisitions, divestitures, litigation or other settlements, etc.) which impacted the achievement of actual financial measures, as well as the manner in which financial measures were reached compared to the budgeted plan.

The performance criteria established for the Named Executives is as follows:

Name and Position	Performance Criteria
Ronald L. Turner President and Chief Executive Officer	Net earnings; cash flow from operations; revenue; and talent development (i.e. leadership, mentoring, diversity, succession, etc.).

Gary A. Krow Executive Vice President; President of Comdata	Comdata earnings before income taxes; Stored Value Systems deferred gross billable fees; Comdata revenue; cost savings from six sigma; and talent development.

Gary M. Nelson Executive Vice President; Chief Administrative Officer; General Counsel and Corporate Secretary	Net earnings; cash flow from operations; revenue; and talent development.

Douglas C. Neve Executive Vice President and Chief Financial Officer	Net earnings; cash flow from operations; revenue; and talent development.

Robert J. Severson Senior Vice President, Corporate Technology	Net earnings; cash flow from operations; revenue; and talent development.

For 2006, the target bonus percentage for Mr. Turner is 110% of his base salary, with a threshold bonus percentage equal to 80% of his base salary and a maximum possible bonus equal to 140% of his base salary.  The target bonus percentages for Messrs. Krow and Neve is 80% of base salary, with a threshold bonus percentage equal to 50% of base salary and the maximum possible bonus equal to 110% of base salary.  The target bonus percentages for Mr. Nelson is 70%  of his base salary, with a threshold bonus percentage equal to 50% of his base salary and the maximum possible bonus equal to 90% of his base salary.  The target bonus package for Mr. Severson is 40% of his base salary, with a threshold bonus percentage equal to 25% of his base salary and a maximum possible bonus equal to 60% of his base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated: May 3, 2006